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              JILLIAN'S ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS
                                   EXHIBIT 11


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

                                    Year Ended                             Year Ended
                                    March 31, 1997                         March 31, 1996
                                    --------------                         --------------
                                                      Fully                              Fully
                                    Primary           Diluted              Primary       Diluted
                                    -------           -------              -------       -------

Weighted average number of
common shares outstanding           9,137,704         9,137,704            9,137,704     9,137,704
                                    ---------         ---------            ---------     ---------


Net loss per share                  $   (0.10)        $   (0.10)           $    (.04)    $    (.04)
                                    ---------         ---------            ---------     ---------

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